EMPLOYMENT CONTRACT

                  EMPLOYMENT CONTRACT (this "Agreement"), dated as of September 30, 1997, between Celgene Corporation, a Delaware corporation with offices at 7 Powder Horn Drive, Warren, New Jersey 07059 (the "Company"), and Sol J. Barer, residing at 625 Westfield Avenue, Westfield, NJ 07090 ("Employee"). The Company and Employee agree as follows:


                  1. Term. The Company agrees to employ Employee, and Employee agrees to serve, on the terms and conditions of this Agreement for a period commencing on the date hereof and ending three years from the date hereof, or such other period as may be provided for in Section 10 or 11. The period during which Employee is employed hereunder is hereinafter referred to as the "Employment Period." The Employment Period shall be automatically renewed for successive one-year terms unless either party gives written notice to the other at least one year prior to the expiration of the then Employment Period, of such party's intention to terminate Executive's employment hereunder at the end of the then current Employment Period.

                  2. Duties and Services. During the Employment Period, Employee shall be employed in the business of the Company as President and Chief Operating Officer of the Company. In addition, Employee shall serve as a member of the Board of Directors of the Company. Employee shall perform such duties and services, within his expertise and experience, as may be assigned to him by, and subject to the direction of, the Chief Executive Officer and the Board of Directors of the Company. Employee agrees to his employment as described in this
Section 2 and agrees to devote all of his working time and efforts to the performance of his duties under this Agreement, excepting disabilities, illness and vacation time as provided by Section 3(e). In performing his duties hereunder, Employee shall be available for reasonable travel as the needs of the business require.

                  3. Compensation and Other Benefits.

                  (a) As compensation for his services hereunder, the Company shall pay Employee, during the Employment Period, a salary payable in equal semi-monthly installments at an annual rate of $235,000, provided that such salary shall be reviewed annually by the Company's Board of Directors, or a committee thereof, which may, in its sole discretion, increase (but not decrease) such salary.

                  (b) The Company shall also pay Employee, during the Employment Period, an annual bonus, payable in January of each year for the preceding year, in such amount as may be determined by the Company's Board of Directors, or a committee thereof, in its sole discretion.

                  (c) Employee shall be entitled to participate in all group health and insurance programs and all other fringe benefit or retirement plans which the Company may, in its sole and absolute discretion, elect to make available to its employees generally, provided Employee meets the qualifications therefor.


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                  (d) Employee shall be eligible to participate in the Company's
1992 Long-Term Incentive Plan and any other incentive plans of the Company.

                  (e) Employee shall be entitled to four weeks of paid vacation per year during the Employment Period.

                  4. Expenses. Employee shall be entitled to reimbursement for all reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company.

                  5. Representations and Warranties of Employee. Employee represents and warrants to the Company that Employee is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or the other rights of the Company hereunder.

                  6. Non-Competition. In view of the unique and valuable services it is expected Employee will render to the Company, Employee's knowledge of the customers, trade secrets and other proprietary information relating to the business of the Company and its customers and suppliers and similar knowledge regarding the Company which it is expected that Employee will obtain, and in consideration of the compensation to be received hereunder, Employee agrees that, (a) during the period he is employed by the Company under this Agreement or otherwise, he will not Participate In (as hereinafter defined in this Section 6) any other business or organization, whether or not such business or organization now is or shall then be competing with or of a nature similar to the business of the Company, without obtaining the prior written consent of the Chief Executive Officer, and (b) until the first anniversary of the date of the termination of Employee's employment under this Agreement or otherwise, he will not Participate In any business which is engaged, directly or indirectly, in the same business as the Company with respect to any specific product or specific service sold or activity in which the Company engages up to the time of termination of employment in any geographical area in which at the time of termination such product or service is sold or activity is engaged in by the Company. For purposes of this Section 6 the term "Participate In" shall mean: "directly or indirectly, for his own benefit or for, with or through any other person, firm or corporation, own, manage, operate, control, loan money to or participate in the ownership, management, operation or control of, or be connected as a director, officer, employee, partner, consultant, agent, independent contractor or otherwise with, or acquiesce in the use of his name in." Employee further agrees that, during the period he is employed by the Company under this Agreement or otherwise and until the first anniversary of the date of the termination of Employee's employment under this Agreement or otherwise, he will not directly or indirectly reveal the name of, solicit or interfere with, or endeavor to entice away from the Company, any of its suppliers, customers or employees.

                  7. Patents, etc. Any interest in patents, patent applications, inventions, technological innovations, copyrights, copyrightable works, developments, discoveries, designs and processes ("Inventions") which Employee during the period he is employed by the Company


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

under this Agreement or otherwise, and for six months thereafter, may conceive of or develop and either relating to the specific fields in which the Company may then be engaged or conceived of or developed utilizing the time, material, facilities or information of the Company shall belong to the Company; as soon as Employee conceives of or develops any Invention, he agrees immediately to communicate such fact in writing to the Secretary of the Company, and without further compensation, but at the Company's expense (except as noted in clause
(a) of this Section 7), forthwith upon request of the Company, Employee shall execute all such assignments and other documents (including applications for patents, copyrights, trademarks and assignments thereof) and take all such other action as the Company may reasonably request in order (a) to vest in the Company all Employee's right, title and interest in and to the Inventions, free and clear of liens, mortgages, security interests, pledges, charges and encumbrances arising from the acts of Employee ("Liens") (Employee to take such action, at his expense, as is necessary to remove all such Liens) and (b) if patentable or copyrightable, to obtain patents or copyrights (including extensions and renewals) therefor in any and all countries in such name as the Company shall determine.

                  8. Confidential Information. All confidential information which Employee may now possess, may obtain during or after the Employment Period, or may create prior to the end of the period he is employed by the Company under this Agreement or otherwise relating to the business of the Company or of any customer or supplier of the Company shall not be published, disclosed or made accessible by him to any other person, firm or corporation either during or after the termination of his employment or used by him except during the Employment Period in the business and for the benefit of the Company, in each case without the prior written permission of the Company. Employee shall return all tangible evidence of such confidential information to the Company prior to or at the termination of his employment. As used in this Section 8, "confidential information" shall mean any information except that information which is or comes into the public domain through no fault of Employee or which Employee obtains after the termination of his employment by the Company under this Agreement or otherwise from a third party who has the right to disclose such information.

                  9. Life Insurance. If requested by the Company, Employee shall submit to such physical examinations and otherwise take such actions and execute and deliver such documents as may be reasonably necessary to enable the Company, at its expense and for its own benefit, to obtain life insurance on the life of Employee. Subject to its ability to do so under the terms of such policy, if any, insuring the life of Employee, upon the termination of Employee's employment hereunder, the Company will assign to Employee its rights under such insurance policy, provided that, concurrently with such assignment, Employee shall reimburse the Company for any premium payments made by the Company in respect of time periods subsequent to such date of termination. Nothing herein contained shall obligate the Company to obtain such insurance.


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

                  10. Termination.

                  (a) If on or after the date hereof and prior to the end of the Employment Period,

                      (i) either (A) Employee shall be convicted of a crime of moral turpitude or a felony, (B) Employee shall commit any act or omit to take any action in bad faith and to the detriment of the Company or (C) Employee shall breach any material term of this Agreement and fail to correct such breach within 10 days after notice by the Company to Employee of his commission of the same then, and in each such case, the Company shall have the right to give notice of termination of Employee's services hereunder as of a date (not earlier than 10 days from such notice) to be specified in such notice and this Agreement shall terminate on the date so specified, or

                      (ii) Employee shall die, then this Agreement shall terminate on the date of Employee's death, whereupon Employee or his estate, as the case may be, shall be entitled to receive only his salary at the rate then provided pursuant to Section 3(a) to the date on which termination shall take effect; provided, however, that if this Agreement is terminated pursuant to this Section 10(a)(ii), Employee's estate shall be entitled to receive a lump-sum payment in the amount of three months' compensation at the rate then provided in Section 3(a).

                      (iii) Nothing contained in this Section 10(a) shall be deemed to limit any other right the Company may have to terminate Employee's employment hereunder upon any ground permitted by law.

                      (iv) If Employee's employment is terminated by the Company as a result of the disability or incapacitation of Employee or for any reason other than pursuant to the provisions of paragraphs (i) or (ii) of this Section 10(a) or the provisions of Section 11, upon termination by the Company of Employee's employment, whether during the Employment Period or thereafter, Employee shall be entitled to receive a lump-sum severance payment in an amount equal to the greater of (A) twelve (12) months' salary at the prevailing rate provided for by
         Section 3(a) on the date of such termination, or (B) salary at such rate for the unexpired portion of the Employment Period, if any.

                  (b) Notwithstanding Section 11, after a Change in Control (as hereinafter defined) has occurred, Employee may terminate his employment within 30 calendar days after he has obtained actual knowledge of the occurrence of any of the following events (unless Employee consents in writing to such occurrence):

                      (i) failure to elect or appoint, or reelect or reappoint, Employee to, or removal of Employee from, his position with the Company as President and Chief Operating Officer except in connection with the termination of Employee's employment pursuant to
         Section 10(a);


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                      (ii) a significant change in the nature or scope of
         the authorities, powers, functions or duties normally attached to Employee's position as President and Chief Operating Officer of the Company;

                      (iii) a determination by Employee made in good faith that, as a result of a Change in Control, he is unable effectively to carry out the authorities, powers, functions or duties attached to his position as President and Chief Operating Officer of the Company and the situation is not remedied within 30 calendar days after receipt by the Company of written notice from Employee of such determination; or

                      (iv) a breach by the Company of any material provision of this Agreement not covered by clause (i), (ii) or (iii) of this Section 10(b), which is not remedied within 30 calendar days after receipt by the Company of written notice from Employee of such breach.

                  An election by Employee to terminate his employment under the provisions of this Section 10(b) shall not constitute a breach by Employee of this Agreement and shall not be deemed a voluntary termination of employment by Employee for the purpose of interpreting the provisions of any of the Company's employee benefit plans, programs or policies.

                  (c) After a Change in Control has occurred, if Employee terminates his employment with the Company pursuant to Section 10(b) or if Employee's employment is terminated by the Company as a result of the disability or incapacitation of Employee or for any reason other than pursuant to the provisions of paragraphs (i) or (ii) of Section 10(a), Employee (i) shall be entitled to his normal salary, bonuses, awards, perquisites and benefits, through the termination date of his employment and, in addition thereto, (ii) shall be paid in a lump-sum, on such date of termination, an amount of cash, to be computed at the expense of the Company by its independent certified public accountants (whose computation shall be conclusive and binding upon Employee and the Company), equal to 2.99 times Employee's "base amount," as defined in
Section 280G(b)(3) of the Internal Revenue Code of 1986.

                  (d) For purposes hereof, a Change in Control shall be deemed to have occurred (i) if a person within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, other than the Company or any of its subsidiaries, has become the beneficial owner within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, directly or indirectly, of securities of the Company representing more than 50% of the Company's then outstanding securities having the right to vote on the election of directors, (ii) when individuals who are members of the Company's Board of Directors at any one time shall immediately thereafter cease to constitute a majority of the Board of Directors, (iii) when a majority of the directors elected at any special or annual meeting of stockholders are not individuals nominated by the Company's incumbent Board of Directors, or (iv) the merger or other business combination of the Company, sale of all or substantially all of the Company's assets or combination of the foregoing transactions (a "Transaction"), other than a Transaction immediately following which the shareholders of the


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Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity.

                  11. Merger, etc. Subject to Section 10(b), in the event of a future disposition of the properties and business of the Company substantially as an entirety by merger, consolidation, sale of assets or otherwise, then the Company may elect:

                  (a) to assign this Agreement and all of its rights and obligations hereunder to the acquiring or surviving entity; provided that such entity shall assume in writing all of the obligations of the Company hereunder; and provided, further, that the Company (in the event and so long as it remains in existence) shall remain liable for the performance of its obligations hereunder in the event of a breach by the acquiring entity of this Agreement; or

                  (b) in addition to its other rights of termination, to terminate this Agreement upon at least 90 days' written notice and by paying Employee in a lump-sum on such date of termination, an amount of cash determined in accordance with Section 10(c).

                  12. Survival. The covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment.

                  13. Entire Agreement; Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter and may be modified only by a written instrument duly executed by each party.

                  14. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 14). Notice to the estate of Employee shall be sufficient if addressed to Employee as provided in this Section 14. Any notice or other communication given by certified mail shall be deemed given three days after the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

                  15. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing, signed by the party giving such waiver.


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                  16. Binding Effect. Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and its assigns under
Section 11.

                  17. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Sections 11 and 16).

                  18. Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to the conflict of laws.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                     CELGENE CORPORATION


                                     By
                                        John W. Jackson
                                        Chairman of the Board of Directors and
                                        Chief Executive Officer


                                        Sol J. Barer


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